SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Cutera, Inc.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC

Voce Catalyst Partners LP

Voce Capital LLC

J. Daniel Plants

David H. Mowry

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On April 18, 2023, Voce Capital Management LLC’s (“Voce”) issued the following press release (the “Press Release”) related to Cutera, Inc. (the “Company”), which Voce also simultaneously published to its website, located at www.CurbCuterasBoard.com (the “Website”).  From time to time, Voce may publish the Press Release, or portions thereof, on the Website and/or various other social media channels relating to the Company, and they may otherwise from time to time distribute the material or portions thereof.

Exhibit 1

Cutera Directors J. Daniel Plants and David Mowry Respond to Special Committee’s Attempt to Rewrite History

Clarify What This Campaign is About and What it is Not

Cite Recent Value-Destructive Actions of the Special Committee as Further Support for Reconstituting the Board

Highlight Multiple False and Misleading Statements from the Special Committee

SAN FRANCISCO – April 18, 2023 – Today J. Daniel Plants, Founder and Chief Investment Officer of Voce Capital Management LLC and a member of the Board of Directors (the “Board”) of Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), and David Mowry, also a Cutera Director – who together own approximately 7.0% of the outstanding shares of Cutera – issued the following statement in response to a recent press release from the Special Committee of Cutera’s Board:

“The events of the past week, particularly the wrongful termination of our roles as Executive Chairman and CEO, respectively, have only further solidified the need for meaningful Board change at Cutera. The press release issued yesterday by Gregory Barrett, Sheila Hopkins, Timothy O’Shea, Juliane Park and Janet Widmann (the “Entrenched Directors”) contains numerous misleading, incomplete and untrue statements. The Entrenched Directors’ revisionist history is contradicted by the actual decisions they made and actions they carried out. The below seeks to rectify what we believe are the many omissions and falsehoods visited upon Cutera’s stakeholders by the Special Committee:

▪	The CEO succession process was, and is, deeply flawed. What the Entrenched Directors left out of yesterday’s release speaks volumes. As of April 11, when the Entrenched Directors removed Mr. Plants from the CEO Search Committee, in its seven weeks of existence, the CEO Search Committee had not met a single time. All of the progress the Entrenched Directors cite in their release occurred after Mr. Plants sent a private letter to the Board on April 3 expressing concerns over the lack of advancement on the external CEO search. In our view, the statement in the release that no member of the Entrenched Directors has ever sought a permanent executive role at Cutera is also highly misleading. As was revealed during the February 22, 2023 Board meeting referenced by the Entrenched Directors, Mses. Hopkins, Park and Widmann all expressed interest in becoming Cutera’s CEO and, from our perspective, the resulting conflicts of interest tainted all of the Board decisions in which they participated.

The bottom line is that even if one accepts as true, the Entrenched Directors’ statement that they had made a firm decision to replace Mr. Mowry in November 2022, five full months have now passed and they have nothing to show for their efforts. That is prima facie evidence of their dysfunction and ineffective stewardship of the process, in our opinion. Further, as the April 3 letter from Mr. Plants to the other members of the Board makes clear, Messrs. Plants and Mowry’s efforts to make headway in the appointment of a new CEO were undermined by the Entrenched Directors’ attempted usurpation of critical decisions through private conclaves convened outside of proper Board and committee meetings.

Any attempt by the Entrenched Directors to name a new CEO between now and the Special Meeting, when shareholders’ voices will be heard, would be presumptively invalid, in our view, and we do not believe that shareholders would accept the legitimacy of such a move or support anyone appointed in this manner when the voting occurs at the Special Meeting and/or Annual Meeting.

▪	Our campaign is not about Mr. Plants becoming CEO of Cutera. Mr. Plants officially removed his name from consideration to become the Company’s next CEO during the February 22, 2023 Board meeting. It is disingenuous to say the Board merely considered his interest in the job. While it is true that ultimately the Board and Mr. Plants could not come to terms prior to him withdrawing from the process, the Entrenched Directors’ release conveniently omits that the Board formally offered Mr. Plants the CEO job on multiple occasions; when that effort failed, the Board then offered him the interim CEO role several times, each of which he declined. There is also no mention of the fact that Mr. Plants had the full endorsement of Mr. Mowry throughout this process. These facts refute any notion that the Board decided Mr. Plants was somehow unfit for the job, as implied by their misleading statements. Mr. Plants’ willingness to walk away from the Board’s numerous offers of employment as CEO also belies the allegation that he somehow desired to take ‘control’ of the Company.

Mr. Plants is employed full-time at Voce Capital Management LLC, the SEC-registered investment adviser he founded in 2011. His present efforts at Cutera are directed toward protecting his investment in the Company as one of its largest shareholders. Both he and Mr. Mowry believe that Mr. Mowry should be reappointed as CEO and remain on the Board, and only then should an orderly CEO succession process to identify an external candidate be conducted with the benefit of Mr. Mowry’s experience and detailed knowledge of the Company. Joseph Whitters, an independent director of the Company who is not aligned with the Entrenched Directors, recently issued his own press release expressing his opinion that Mr. Mowry should remain as CEO, and Mr. Plants as Executive Chairman, through this transition. Shareholders should also know that Mr. Plants had already communicated several weeks ago his intention to relinquish the ‘Executive’ title upon the hiring of Mr. Mowry’s successor.

▪	The Board’s harsh criticisms now of Mr. Mowry’s 2022 performance ring hollow. The Board never conducted a 2022 performance review for Mr. Mowry. Moreover, as part of the transition triggered by his decision to retire, as he communicated on January 4, 2023, the Board agreed on February 7 to a written, 12-month consulting agreement whereby Mr. Mowry would remain on the Board, assume responsibility for a variety of specified projects, maintain the same base compensation level and continue to vest in his equity. It strains credibility for the Special Committee to now imply that Mr. Mowry’s performance was so deficient that he needed to immediately depart or that Mr. Plants sought Mr. Mowry’s ‘immediate termination’ from the Company when, in fact, everyone (including Mr. Plants) wanted him to remain in place for an extended period of time to ensure the smoothest transition possible.
▪

The recent value-destructive actions of the Entrenched Directors underscore the need for change. Instead of engaging in constructive private discussions with Messrs. Plants and Mowry privately regarding their concerns, as both Messrs. Plants and Mowry made clear was their desire, the Entrenched Directors decided to escalate the disagreements by issuing a press release on April 7. Then on April 11, the Entrenched Directors seized full control of the Company, deciding (with only the conflicted Entrenched Directors voting in favor) to oust Mr. Plants as Chairman, terminate his employment as Executive Chairman, and to fire Mr. Mowry as CEO. The Board took all these actions despite the fact that Pura Vida Investments, LLC – an approximately 7% shareholder – earlier that same day had publicly called on the Board to resolve its disagreement with the CEO and Chairman and not to make any changes, in order to secure an orderly succession process and protect shareholder value.

The market reaction to the Entrenched Directors’ coup speaks for itself – the Company’s stock price fell nearly 30% at market open the following day, one of its worst trading days since its 2004 IPO. On April 12, 2023, RTW Investments, LP, an approximately 9.3% shareholder of Cutera, publicly expressed its concern about the events that had transpired at the Company and asserted that ‘the market reaction to the removal of Mr. Mowry as CEO demonstrates...the lack of confidence in the Board.’1

____________________________

1 Press Release: RTW Investments, LP Issues Statement Regarding Cutera's Special Meeting of Stockholders. Permission to use quotation neither sought nor obtained.

▪	Shareholders should ask themselves who they trust to steward their investment in Cutera and shepherd the Company through this critical point in its evolution. On one side of this debate you have Messrs. Mowry, Plants and Whitters. Messrs. Mowry and Plants have the deepest knowledge of, and involvement in, the Company of anyone on the Board; Mr. Whitters is the Board’s only qualified financial expert. The AviClear commercial strategy, which the Entrenched Directors now trumpet, was developed by Messrs. Plants and Mowry. In terms of judgment and experience, Mr. Whitters has served on the Boards of eight public companies (not including Cutera) and has been elected chairman of three. Not coincidentally, these are the three largest shareholders on the Board and collectively dwarf the aggregate holdings of the Entrenched Directors.

On the other side are five directors with what we consider to be de minimis stock ownership. Three of these individuals have never made one open market purchase of shares, despite their Board appointments having been conditioned upon doing so; and a fourth member purchased a grand total of 500 shares over the course of his 19 years on the Board. In our view, they have little more than an academic interest in the outcome of the critical decisions facing the Company.

Each of us called, and fought for, a Special Meeting of Shareholders so that the voices of our fellow owners could be heard, especially before the Board makes the important decision as to who will be the Company’s next CEO. The Special Meeting will occur on June 9, 2023. We will continue to communicate as we approach the Special Meeting, and we encourage all of Cutera’s stakeholders to scrutinize carefully the ongoing diet of claims, allegations and base innuendo propagated by the Entrenched Directors. As we have always done, we commit to pursue the well-being of the Company for the benefit of all stakeholders, including the restoration of sound corporate governance and resolution of the needless crisis that the Entrenched Directors have willfully plunged the Company into.”

Forward-Looking Statements and Third-Party Statements

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Voce Capital Management LLC (“Voce Capital Management”) believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Voce Capital Management or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in the Company’s public filings. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Voce Capital Management does not undertake any obligation to update or revise any forward-looking information or statements.

Funds managed by Voce Capital Management currently beneficially own shares of the Company. These funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Consequently, Voce Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Voce Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Voce Capital Management, concentration of positions in the portfolios managed by Voce Capital Management, conditions in the securities markets and general economic and industry conditions. Voce Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Voce Capital Management has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Voce Parties (as defined below), together with the other Participants (as defined below), intend to file a proxy statement and accompanying proxy card with the SEC to be used to solicit votes in connection with (i) a special meeting of stockholders of Cutera, Inc. (the “Company”) for the purpose of supporting proposals to remove and replace certain members of the Company’s Board of Directors and/or (ii) seeking the election of nominees to the Board of Directors at the Company’s 2023 annual meeting of stockholders.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in the solicitation are anticipated to be: (i) Voce Capital Management LLC, a California limited liability company (“Voce Capital Management”); (ii) Voce Catalyst Partners LP, a Delaware limited partnership (“Voce Catalyst Partners”); (iii) Voce Capital LLC, a Delaware limited liability company (“Voce Capital”); (iv) J. Daniel Plants, sole Managing Member of Voce Capital and a United States citizen (“Mr. Plants,” and together with Voce Capital Management and Voce Catalyst Partners, the “Voce Parties”); and (v) David H. Mowry, a United States citizen (“Mr. Mowry,” and together with the Voce Parties, the “Participants”).

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 1,483,632 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”). Of the 1,483,632 Common Shares beneficially owned in the aggregate by the Participants, including the 100 Common Shares owned by Voce Catalyst Partners in record name, such Common Shares may be deemed to be beneficially owned as follows: (a) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital Management, by virtue of it being the investment advisor to certain investment funds, including Voce Catalyst Partners; (b) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital, by virtue of it being the sole managing member of Voce Capital Management; (c) 1,274,844 Common Shares (including 2,724 Common Shares underlying unvested restricted stock units (“RSUs”) and 14,748 Common Shares underlying options) may be deemed to be beneficially owned by Mr. Plants by virtue of him being the Managing Partner of Voce Capital Management; and (d) 208,788 Common Shares may be deemed to be beneficially owned by Mr. Mowry (including 23,174 Common Shares underlying unvested RSUs and 59,823 Common Shares underlying options). In addition, Voce Capital Management previously entered into a purchase agreement with the Company for the purchase of $10 million in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2028.

Each of the Voce Parties expressly disclaims beneficial ownership of any Common Shares beneficially owned by Mr. Mowry. Mr. Mowry expressly disclaims beneficial ownership of any Common Shares beneficially owned by the Voce Parties.

Media Contact

Longacre Square Partners

Dan Zacchei / David Reingold

dzacchei@longacresquare.com / dreingold@longacresquare.com

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com

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